UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2008 (January 1, 2008)

FIRST COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

000-49736	23-2321079
(Commission file number)	(IRS employer ID)

Two North Main Street, Mifflintown, Pennsylvania	17059
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code - (717) 436-2144

NONE

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Effective as of January 1, 2008, James R. McLaughlin has resigned as Chairman of the Board of Directors of First Community Financial Corporation (the “Company”) for personal reasons. Mr. McLaughlin will continue to serve as a Director of the Company. John P. Henry III, a current Director of the Company, was unanimously elected by the Board of Directors to succeed Mr. McLaughlin as Chairman, effective January 1, 2008. Mr. McLaughlin also resigned as Chairman of the Company’s wholly-owned subsidiary, The First National Bank of Mifflintown, and Mr. Henry was elected to succeed Mr. McLaughlin in that capacity.

A copy of the letter sent to shareholders concerning this matter, as well as enclosing each shareholder’s fourth quarter dividend check, is filed herewith as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Letter to Shareholders dated December 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Community Financial Corporation

Date: January 4, 2008	/s/ Jody D. Graybill
Jody D. Graybill, President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Letter to Shareholders, dated December 28, 2007.